EXHIBIT 23.1
                  INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-71314 of PayStar Corporation and Subsidiaries on Form S-8 of our report, dated May 17, 2002, appearing in this Annual Report on Form 10-KSB of PayStar Corporation and Subsidiaries for the year ended December 31, 2001.

/s/ Perry-Smith LLP

Sacramento, California
July 11, 2002